                                                                     EXHIBIT 1.1



                          KRISPY KREME DOUGHNUTS, INC.


                        3,000,000 Shares of Common Stock

                             Underwriting Agreement


                                                                          , 2000



Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Dain Rauscher Incorporated
BB&T Capital Markets/Scott & Stringfellow, Inc.
     As Representatives of the several Underwriters listed in Schedule I hereto
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, MD 21202

Ladies and Gentlemen:

                  Krispy Kreme Doughnuts, Inc., a North Carolina corporation ("Holding"), proposes to issue and sell to the several Underwriters listed in
Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 3,000,000 shares (the "Underwritten Shares") of common stock, no par value, of Holding (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, up to an additional 450,000 shares (the "Option Shares") of Common Stock. The Underwritten Shares and the Option Shares are herein referred to as the "Shares."

                  Holding currently is a wholly owned subsidiary of Krispy Kreme Doughnut Corporation, a North Carolina corporation (the "Company"). As soon as possible following the execution of this Agreement by the parties hereto, (i) KKDC Reorganization Corporation, a North Carolina corporation and a wholly owned subsidiary of Holding ("Newco"), will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger") and (ii) each outstanding share of common stock, par value $10.00 per share, of the Company, other than shares held by Holding, will be converted into the right to receive
(A) 20.0 shares of Common Stock and (B) a cash payment of $15.00, payable on the Closing Date (as defined herein) from the proceeds of the offering contemplated hereby. Following consummation of the Merger, the Company will be a wholly owned subsidiary of Holding. Holding, the Company and Newco are herein referred to collectively as the "Krispy Kreme Entities."

                  The Common Stock, including the Shares, will have attached thereto rights (the "Rights") to purchase one one-hundredth (1/100) of a share of Series A Participating Cu-



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mulative Preferred Stock, $1.00 par value per share (the " Series A Preferred
Stock"). The Rights are to be issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of January 18, 2000 between Holding and Branch Banking and Trust Company.

                  As part of the offering contemplated by this Agreement, Deutsche Bank Alex Brown LLC, an affiliate of Deutsche Bank Securities Inc. (the "Designated Underwriter"), has agreed to reserve out of the Underwritten Shares purchased by it under this Agreement, up to 450,000 shares for sale to officers, directors, and employees of Krispy Kreme Entities and persons having business relationships with and friends of the Krispy Kreme Entities (collectively, the "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Underwritten Shares to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price.

                  Holding has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares and the Rights. The registration statement as amended at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus." Each preliminary prospectus contained in the Registration Statement prior to the time it becomes effective is referred to in this Agreement as a "Preliminary Prospectus." If Holding has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  1. Holding agrees to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from Holding the respective number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto at a purchase price per share of
$          (the "Purchase Price"). The public offering price of the Shares is not in excess of the price recommended by J.P. Morgan Securities Inc., acting as a "qualified independent underwriter" within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

                  In addition, Holding agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from Holding, for the sole purpose of covering


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over-allotments (if any) in the sale of Underwritten Shares by the several
Underwriters, all or any portion of the Option Shares at the Purchase Price.

                  If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from Holding by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

                  The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to Holding. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

                  2. The Krispy Kreme Entities understand that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective (if it has not already become effective) and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  3. Payment for the Shares shall be made by wire transfer in immediately available funds (X) to the account specified to the Representatives
by Holding in the case of the Underwritten Shares on            , 2000, or at
such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and Holding may agree upon in writing or (Y) to the account specified to the Representatives by Holding with regard to payment to Holding with regard to the Option Shares on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the


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respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by Holding. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Deutsche Bank Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

                  4. The Krispy Kreme Entities, jointly and severally, represent and warrant to each Underwriter that:

                  (a) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Krispy Kreme Entities in writing by such Underwriter through the Representatives expressly for use therein;

                  (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best knowledge of any Krispy Kreme Entity, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if Holding shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to


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         the Krispy Kreme Entities in writing by such Underwriter through the
         Representatives expressly for use therein;

                  (c) the financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly, in the case of Holding, the financial position of Holding as of the date indicated and, in the case of the Company and its consolidated subsidiaries, the consolidated financial position of the Company and its consolidated subsidiaries and, as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of any of the Krispy Kreme Entities or any of their subsidiaries (other than changes in capital stock contemplated in the Prospectus as a result of the Merger), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Krispy Kreme Entities and their subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, none of the Krispy Kreme Entities nor any of their subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Krispy Kreme Entities and their subsidiaries, taken as a whole;

                  (e) each of the Krispy Kreme Entities has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Krispy Kreme Entities and their subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (f) each of the Company's subsidiaries which is not a Krispy Kreme Entity has been duly incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the


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         Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each subsidiary of the Company (other than Holding) have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as set forth in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (g) this Agreement has been duly authorized, executed and delivered by each of the Krispy Kreme Entities;

                  (h) the Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as set forth in or contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

                  (i) Holding has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof in the Prospectus, and, upon consummation of the Merger, all of the outstanding shares of capital stock of Holding shall have been duly authorized and validly issued, will be fully-paid and non-assessable and will not be subject to any pre-emptive or similar rights; and, except as set forth in or expressly contemplated by the Prospectus, there will be no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in Holding or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of Holding or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and, upon consummation of the Merger, all the outstanding shares of capital stock of the Company will be directly owned by Holding, free and clear of all liens, encumbrances, security interests and claims;

                  (j) the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the description thereof in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

                  (k) the Rights Agreement has been duly authorized, executed and delivered by Holding; the Rights have been duly authorized by Holding and, when issued upon issuance of the Shares, will be validly issued, and Series A Preferred Stock has been duly authorized by Holding and validly reserved for issuance upon the exercise of the Rights and, when issued upon exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                  (l) none of the Krispy Kreme Entities nor any of their subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate or articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Krispy Kreme Entities or any of their subsidiaries is a party or by which it or any of them or any of their respective properties is or will be bound, except for violations and defaults which individually and in the aggregate are not material to the Krispy Kreme Entities and their subsidiaries, taken as a whole; the issue and sale of the Shares to be sold by Holding hereunder and the performance by the Krispy Kreme Entities of their obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Krispy Kreme Entities or any of their subsidiaries is a party or by which any of the Krispy Kreme Entities or any of their subsidiaries is bound or to which any of the property or assets of any of the Krispy Kreme Entities or any of their subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate or articles of incorporation or the by-laws of any of the Krispy Kreme Entities or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Krispy Kreme Entities, their subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by Holding hereunder or the consummation by the Krispy Kreme Entities of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (m) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Krispy Kreme Entities, threatened against or affecting any Krispy


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                                      -8-


         Kreme Entity, any of their subsidiaries or any of their respective properties or to which any of the Krispy Kreme Entities or any of their subsidiaries is a party or to which any property of any of the Krispy Kreme Entities or any of their subsidiaries is, or may be the subject which, if determined adversely to any of the Krispy Kreme Entities or any of their subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of the Krispy Kreme Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; to the knowledge of the Krispy Kreme Entities, there are no legal or governmental investigations, actions, suits or proceedings pending against or affecting any Krispy Kreme franchisee which, if determined adversely, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (n) the Krispy Kreme Entities and their subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are set forth or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Krispy Kreme Entities and their subsidiaries; and any real property and buildings held under lease by the Krispy Kreme Entities and their subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the lessee;

                  (o) no relationship, direct or indirect, exists between or among any of the Krispy Kreme Entities or any of their subsidiaries, on the one hand, and their directors, officers, shareholders, customers or suppliers, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not described as required;

                  (p) no person has the right to require any Krispy Kreme Entity to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by Holding hereunder;

                  (q) neither Holding nor the Company is and, after giving effect to the offering and sale of the Shares, neither will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

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                  (r) to the knowledge of the Krispy Kreme Entities,
         PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") who have certified certain financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act;

                  (s) the Krispy Kreme Entities and their subsidiaries have filed all federal, state, local, foreign and franchise tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith which would have or could reasonably be expected to have a Material Adverse Effect; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against any of the Krispy Kreme Entities or any of their subsidiaries which would have or could reasonably be expected to have a Material Adverse Effect;

                  (t) none of the Krispy Kreme Entities and no subsidiary thereof has taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

                  (u) each of the Krispy Kreme Entities and their subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals, franchises and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and none of the Krispy Kreme Entities or any of their subsidiaries has, and, received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval, franchise or other authorization, except as set forth in the Registration Statement and the Prospectus; and each Krispy Kreme Entity and each of their subsidiaries is in compliance with all material laws and regulations relating to the conduct of its business as conducted as of the date hereof;

                  (v) the Krispy Kreme Entities and their subsidiaries are in compliance in all material respects with the applicable requirements of the Federal Trade Commission (the "FTC") rules governing franchising and all applicable provisions of federal, state, local and other laws or regulations governing the business of a franchisor;

                  (w) there are no existing or, to the best knowledge of the Krispy Kreme Entities, threatened labor disputes with any employees of any of the Krispy Kreme Entities or any of their subsidiaries which are likely to have a Material Adverse Effect;

                  (x) the Krispy Kreme Entities and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) in receipt of all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) in compliance with the terms and conditions of any such permit, license or other approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect;

                  (y) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or other approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

                  (z) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of
         Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                  (aa) except as set forth in the Prospectus, each Krispy Kreme Entity and each of their subsidiaries owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures

         (collectively, the "Intellectual Property"), necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not have a Material Adverse Effect; except as set forth in the Prospectus, no Krispy Kreme Entity nor any of its subsidiaries has received any notice of infringement of or conflict with (and no Krispy Kreme Entity has knowledge of any infringement of or conflict with) asserted rights of others with respect to Intellectual Property of the Krispy Kreme Entities and their subsidiaries which could have a Material Adverse Effect; the discoveries, inventions, products or processes of the Krispy Kreme Entities and their subsidiaries referred to in the Registration Statement and the Prospectus do not, to the best knowledge of the Krispy Kreme Entities, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process which is the subject of a patent application filed by any third party, known to the Krispy Kreme Entities which could have a Material Adverse Effect;

                  (bb) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Krispy Kreme Entities to be reliable;

                  (cc) the Krispy Kreme Entities and their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries;

                  (dd) except for compensation to be received by the Underwriters under this Agreement, none of the Krispy Kreme Entities know of any outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby;

                  (ee) as of the date of this Agreement, the Krispy Kreme Entities have satisfied all conditions precedent to the Merger except for the execution and delivery of this Agreement and, if it has not already occurred, the effectiveness of the Registration Statement; and

                  (ff) (i) the Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  5. Each of the Krispy Kreme Entities, jointly and severally, covenants and agrees with each of the several Underwriters as follows:

                  (a) if the Registration Statement has not already become effective, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                  (b) to deliver, at the expense of the Krispy Kreme Entities, to the Representatives six signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                  (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                  (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would in-clude an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by any Krispy Kreme Entity of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Krispy Kreme Entities, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Krispy Kreme Entities) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that no Krispy Kreme Entity shall be required to file a general consent to service of process in any jurisdiction;

                  (g) to make generally available to its security holders and to the Representatives as soon as practicable a consolidated earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of Holding occurring after the effective date of the Registration Statement, which shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (h) for a period of three years from the Closing Date, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                  (i) for a period of 180 days after the date of the initial public offering of the Shares not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
         (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of Deutsche Bank Securities Inc., other than the Shares to be sold by Holding hereunder, shares issued in connection with the Merger and any options granted or shares of Common Stock issued upon the exercise of options granted under any stock option plan existing as of the date of this Agreement;

                  (j) to use the net proceeds received by Holding from the sale of the Shares by Holding pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

                  (k) to file with the Commission such reports as may be required by Rule 463 under the Securities Act;

                  (l) to use its best efforts to list for quotation the Shares on the National Market System of The Nasdaq Stock Market, Inc. (the "NNM"); and

                  (m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, reregistration, transfer, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and its disbursements),
         (iv) in connection with the listing of the Shares on the NNM, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the fees and expenses of J.P. Morgan Securities Inc. acting as "qualified independent underwriter" within the meaning of the aforementioned Rule 2720 of the Conduct Rules), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the

         Krispy Kreme Entities in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar;

                  (n) in connection with the Directed Share Program, the Krispy Kreme Entities will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify Holding as to which Participants will need to be so restricted. Holding will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

                  (o) the Krispy Kreme Entities will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  Furthermore, the Krispy Kreme Entities covenant with the Underwriters that they will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Krispy Kreme Entities of their obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

                  (b) the respective representations and warranties of the Krispy Kreme Entities contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Krispy Kreme Enti-ties shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of any of the Krispy Kreme Entities or any of their subsidiaries (other than changes in capital stock contemplated in the Prospectus as a result of the Merger), or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and none of the Krispy Kreme Entities nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements of the Company and its consolidated subsidiaries included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (d) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of Holding and the Company, with specific knowledge about the Krispy Kreme Entities' financial matters, satisfactory to the Representatives to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Krispy Kreme Entities) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change;

                  (e) Kilpatrick Stockton LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) Holding has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) Holding has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                           (iii) each of Holding's subsidiaries has been duly
                  incorporated or organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation or organization with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by Holding, free and clear of all liens, encumbrances, equities or claims;

                           (iv) other than as set forth or contemplated in the
                  Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting Holding or any of its subsidiaries or any of their respective properties or to which Holding or any of its subsidiaries is or may be a party or to which any property of Holding or its subsidiaries is or may be the subject which, if determined adversely to Holding or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by each of the Krispy Kreme Entities;

                           (vi) the authorized capital stock of Holding conforms
                  as to legal matters to the description thereof contained in the Prospectus;

                           (vii) the shares of capital stock of Holding
                  outstanding prior to the issuance of the Shares to be sold by Holding hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

                           (viii) the Shares to be issued and sold by Holding
                  hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares is not subject to any preemptive or similar rights;

                           (ix) the statements in the Prospectus under "Shares
                  Eligible For Future Sale" and "Description of Capital Stock", and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Common Stock, legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such terms, legal matters, documents or proceedings;

                           (x) such counsel is of the opinion that the
                  Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and believes that (other than the financial statements and related schedules therein and the statistical or other industry data therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xi) the Registration Statement has been declared
                  effective under the Securities Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending before or threatened by the Commission under the Securities Act;

                           (xii) all holders of securities of Holding or, prior
                  to consummation of the Merger, the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement have waived such rights or such rights have expired by reason of lapse of time following notification of the intent to file the Registration Statement;

                           (xiii) neither Holding nor any of its subsidiaries
                  is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate or articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Holding or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which would not, individually and in the aggregate, have a Material Adverse Effect; the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, to be sold by Holding hereunder and the performance by Holding of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Holding or any of its subsidiaries is a party or by which Holding or any of its subsidiaries is bound or to which any of the property or assets of Holding or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles of incorporation or the by-laws of Holding or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Holding, its subsidiaries or any of their respective properties;

                           (xiv) no consent, approval, authorization, order,
                  license, registration or qualification of or with any court or governmental agency or body is required for the issuance by Holding of the Shares to be sold by it hereunder or the consummation by the Krispy Kreme Entities of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (xv) Holding is not and, after giving effect to the
                  offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xvi) the Rights Agreement has been duly authorized,
                  executed and delivered by Holding; the Rights have been duly authorized by Holding and, when issued upon issuance of the Shares, will be validly issued, and the Series A Preferred Stock has been duly authorized by Holding and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable; and

                           (xvii) the Merger has become effective under North
                  Carolina law in accordance with the Agreement and Plan of Merger dated December 2, 1999 by and between the Company, Holding and Newco; the Company is the sur-viving corporation of the Merger and has the status, rights and liabilities of a surviving corporation set forth in North Carolina law; the Merger was duly authorized by all necessary corporate and shareholder action on the part of each constituent corporation and complies with all applicable provisions of North Carolina law; in the Merger, the Company became a wholly owned subsidiary of Holding.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of New York and North Carolina, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Holding and the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of Holding, the Company and their subsidiaries. The opinion of such counsel for the Krispy Kreme Entities shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (x) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

                  The opinion of Kilpatrick Stockton LLP described above shall be rendered to the Underwriters at the request of Krispy Kreme Entities and shall so state therein;

                  (f) Kilpatrick Stockton LLP, counsel for the Company, shall have furnished to the Representatives their additional written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, relating to the exemption from registration under the Securities Act of the issuance of the shares of Common Stock pursuant to the Merger;

                  (g) Stephen Johnson, Senior Counsel to the Company, shall have furnished to the representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the representatives, to the effect that:

                           (i) such counsel is of the opinion that the
                  Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and believes that (other than the financial statements and related schedules therein and the statistical or other industry data therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) each of Holding and its subsidiaries owns,
                  possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and, to such counsel's knowledge, neither Holding nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of Holding and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus, except where any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

                           (iii) Holding and its subsidiaries have good and
                  marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are set forth or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Holding and its subsidiaries; and any real property and buildings held under lease by Holding and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by Holding or its subsidiaries;

                           (iv) to the knowledge of such counsel, each of
                  Holding and its subsidiaries is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Mate-rial Adverse Effect; there are no legal or governmental proceedings pending or, threatened against or affecting Holding or any of its subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                           (v) except as set forth in the Prospectus, Holding
                  and each of its subsidiaries owns, is licensed to use or otherwise possesses adequate rights to use the Intellectual Property reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not have a Material Adverse Effect; except as set forth in the Prospectus, none of Holding or any subsidiary has received any notice of infringement of or conflict with, and to the best of the such counsel's knowledge, there is no infringement of or conflict with, asserted rights of others with respect to the Intellectual Property, the discoveries, inventions, products or processes of Holding and its subsidiaries referred to in the Registration Statement and the Prospectus do not, to the best of such counsel's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process which is the subject of a patent application filed by any third party.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of New York and North Carolina, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Holding and the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of Holding, the Company and their subsidiaries. The opinion of such counsel for the Krispy Kreme Entities shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (i) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

                  The opinion of Stephen Johnson described above shall be rendered to the Underwriters at the request of Krispy Kreme Entities and shall so state therein;

                  (h) Piper Marbury Rudnick & Wolfe, special franchise counsel for the Krispy Kreme Entities, shall have furnished to the Representatives their written opinion, dated the Closing

         Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) Each of the franchise agreements entered into by
                  Holding or its subsidiaries relating to its conveyance of franchise rights have been duly authorized, executed and delivered by Holding and its subsidiaries;

                           (ii) the Company's uniform franchise offering
                  circulars, dated          ,     , inclusive of attached
                  exhibits ("UFOCS"), contained information in compliance, as of the effective date of the respective UFOCS, with the disclosure provisions of the FTC franchise and business opportunity laws and regulations ("FTC Rules") and the franchise disclosure laws of those states with which the Company has filed such UFOCS and complied as to form with the FTC Rules and such state franchise disclosure laws;

                           (iii) Holding and its subsidiaries hold, and are
                  operating in compliance in all material respects with, all franchises, licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all franchise, federal, state, local and other governmental authorities and all self-regulatory organizations required for the conduct of its business and all such franchises, licenses, permits, certificates, consents, orders, approvals and other authorizations are valid and in full force and effect;

                           (iv) the descriptions of federal and state franchise
                  regulations set forth in the Prospectus under the captions "Risk Factors - We need to successfully maintain our status as a franchisor and may be harmed by actions taken by our franchisees that are outside of our control" and "Business Government regulations" fairly and accurately describe the status of the material governmental franchise regulations pertaining to franchising activities of Holding and its subsidiaries;

                           (v) the description of the franchising agreements of
                  Holding and its subsidiaries set forth in the Prospectus under the caption "Business - Store ownership" fairly and accurately describes the material terms of such franchise agreements; and

                           (vi) no Krispy Kreme Entity has received any notice
                  of violation of any FTC Rule or any state franchise registration or franchise disclosure law.

                  The opinion of Piper Marbury Rudnick & Wolfe described above shall be rendered to the Underwriters at the request of the Krispy Kreme Entities and shall so state therein;

                  (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (j) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (k) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NNM, subject to official notice of issuance;

                  (l) the Merger has become effective under North Carolina law in accordance with the Agreement and Plan of Merger dated December 2, 1999 by and between the Company, Holding and Newco; the Company is the surviving corporation of the merger of Newco with and into the Company and has the status, rights and liabilities of the surviving corporation as set forth in the applicable provisions of North Carolina law; the Merger was duly authorized by all necessary corporate and shareholder action on the part of each constituent corporation and complies with all applicable provisions of North Carolina law;

                  (m) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Krispy Kreme Entities shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

                  (n) the lock-up agreements of Holding's officers, directors and shareholders, in the form delivered to the Company, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

                  7. (a) Holding agrees:

                  (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that Holding shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that Holding will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to Holding by or through the Representatives specifically for use in the preparation thereof. Holding also agrees to indemnify and hold harmless J.P. Morgan Securities Inc. ("J.P. Morgan") and each person, if any, who controls J.P. Morgan within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of J.P. Morgan's participation as a "qualified independent underwriter" within the meaning of the Conduct Rules of the NASD in connection with the offering of the Shares.

                  (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless Holding, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls Holding within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which Holding or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse upon demand any legal or other expenses reasonably incurred by Holding or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to Holding by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 7(a) and by Holding in the case of parties indemnified pursuant to
Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for J.P. Morgan in its capacity as a "qualified independent underwriter" and all persons, if any, who control J.P. Morgan within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (d) Holding and each subsidiary of Holding, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter or its affiliates within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of Holding for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter.

                  (e) To the extent the indemnification provided for in this
Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by Holding on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Holding on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Holding on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Holding bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holding on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Holding and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of Holding set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, Holding, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Underwriter, or to Holding, its directors or officers, or any person controlling Holding, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

                  8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to Holding, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by Holding shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                  If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten

Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and Holding for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or Holding. In any such case either you or Holding shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Krispy Kreme Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Holding shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, Holding agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  11. This Agreement shall inure to the benefit of and be binding upon the Krispy Kreme Entities and the Underwriters, including the Designated Underwriter and the "qualified independent underwriter", each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by Deutsche Bank Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by Deutsche Bank Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212) 648-5705); Attention: Syndicate Department. Notices to any Krispy Kreme Entity shall be given to it at 370 Knollwood Street, Winston-Salem, NC 27103 (telefax: (336) 733-3790); Attention: President - Krispy Kreme Doughnuts, Inc.

                  13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                        Very truly yours,

                                        KRISPY KREME DOUGHNUTS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        KRISPY KREME DOUGHNUT CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        KKDC REORGANIZATION CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted the date first written above:

DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
DAIN RAUSCHER INCORPORATED
BB&T CAPITAL MARKETS/SCOTT & STRINGFELLOW, INC.
    Acting severally on behalf of
    themselves and the several
    Underwriters listed in
    Schedule I hereto.

    By: DEUTSCHE BANK SECURITIES INC.



    By:
        ------------------------------------
        Name:
        Title:

                                   SCHEDULE I


                                                                  Number of
                                                             Underwritten Shares
Underwriter                                                    To Be Purchased
-----------                                                  -------------------

Deutsche Bank Securities Inc...............................
J.P. Morgan Securities Inc.................................
Dain Rauscher Incorporated.................................
BB&T Capital Markets/Scott & Stringfellow, Inc.............
                                                                  ---------
                                                Total             3,000,000
                                                                  =========